SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2005

Nortek, Inc.
(Exact name of registrant as specified in charter)

Delaware	333-119902	05-0314991
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (401) 751-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTION

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 19, 2005, Nortek, Inc. (“Nortek”) offered to Mr. Bryan L. Kelln, pursuant to the terms of an offer letter (the “Offer Letter”), the position of Vice President-Operations of Nortek, effective on or about the week of June 13, 2005. Mr. Kelln accepted the Offer Letter on May 23, 2005.

The Offer Letter provides that Mr. Kelln’s basic annual salary during the employment term will be $400,000 per year. Mr. Kelln is also eligible for an incentive bonus of up to one hundred percent of his base salary with a minimum guaranteed bonus of $175,000 for 2005. In addition, Mr. Kelln is entitled to receive other benefits, including reimbursement of relocation costs, medical and dental plan participation and a company car for personal and business use, generally available to executive personnel. Mr. Kelln will receive 1,500 Class C-1 units and 3,000 Class C-2 units representing membership interests in THL-Nortek Investors LLC, the indirect parent company of Nortek.

Under the Offer Letter, if the employment of Mr. Kelln is terminated by Nortek without “cause,” Mr. Kelln is entitled to receive severance pay in the amount of six months of his base rate pay for the first 2 years of employment.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Offer Letter to Mr. Bryan L. Kelln, dated May 19, 2005 and accepted by Mr. Kelln on May 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                 NORTEK, INC.

By: /s/Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer

Date: June 6, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Offer Letter to Mr. Bryan L. Kelln, dated May 19, 2005 and accepted by Mr. Kelln on May 23, 2005.